UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☐	Preliminary Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

DDi Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DDi Corp.

1220 N. Simon Circle

Anaheim, California 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of DDi Corp., a Delaware corporation (the “Company”) will be held at 8:00 a.m., Pacific Daylight Time, on Tuesday, May 11, 2010, at the corporate headquarters of the Company located at 1220 N. Simon Circle, Anaheim, California 92806, for the following purposes:

1.	To elect seven directors to the Company’s Board of Directors to hold office for a term of one year and until their respective successors are elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before this Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has nominated Robert J. Amman, Jay B. Hunt, Andrew E. Lietz, Bryant R. Riley, Steven C. Schlepp, Carl R. Vertuca, Jr. and Mikel H. Williams as the nominees for election to the Board of Directors.

The Board of Directors has fixed the close of business on March 26, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting.

You are cordially invited to be present and to vote at this Annual Meeting in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, or submit a proxy by telephone or the Internet in accordance with the instructions on the enclosed proxy card, whether or not you expect to attend.

In the event you have returned a signed proxy or submitted a proxy by telephone or the Internet, but elect to attend this Annual Meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

Kurt E. Scheuerman Corporate Secretary

Anaheim, California

April 16, 2010

DDi Corp.

1220 N. Simon Circle

Anaheim, California 92806

PROXY STATEMENT

The Board of Directors of DDi Corp. is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 11, 2010, at the corporate headquarters of DDi Corp., located at 1220 N. Simon Circle, Anaheim, California 92806, at 8:00 a.m., Pacific Daylight Time, and at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. Unless the context requires otherwise, references in this proxy statement to “the Company,” “we,” “us,” “our,” “DDi,” and “DDi Corp.” refer to DDi Corp. This proxy statement describes issues on which the Company would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders is April 16, 2010.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on March 26, 2010 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). At the Record Date, 19,855,634 shares of common stock, par value $0.001 per share of the Company (“Common Stock”), were outstanding (exclusive of shares of common stock held in treasury). Each share of Common Stock entitles its record holder on the Record Date to one vote on all matters. The shares held in treasury will not be voted at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 11, 2010

This Proxy Statement and our 2009 Annual Report to Stockholders are available at www.ddiglobal.com/annualmeeting. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated by reference into this Proxy Statement. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Important Voting Information

If you hold your shares through a broker, bank or other financial institution, the U.S. Securities and Exchange Commission (SEC) has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled at our upcoming 2010 annual meeting of stockholders.

Stockholders who hold DDi Corp. shares through a broker, bank or other financial institution receive proxy materials and a Voting Instruction Form, by mail—before each stockholder meeting. In the past, if you did not transmit your voting instructions before the stockholder meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine.

A New Rule for Stockholder Voting

Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the Voting Instruction Form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the Voting Instruction Form to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our company’s future.

More Information Is Available

If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml)with more information about your rights as a stockholder. Additionally, you may contact our Corporate Secretary, DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, telephone (714) 688-7200.

QUESTIONS AND ANSWERS

Why am I receiving this annual meeting information and proxy?

You are receiving this proxy statement from us because you owned shares of Common Stock of the Company as of the Record Date. This proxy statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Common Stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, BNY Mellon Shareowner Services, which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are a beneficial owner, not a stockholder of record.

What am I voting on?

You are being asked to vote on (a) the election of seven directors and (b) the ratification of the appointment of Grant Thornton LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. When you sign and mail the proxy card or submit your proxy by telephone or the Internet, you appoint Mikel H. Williams and Kurt E. Scheuerman as your representatives at the Annual Meeting. (When we refer to the “named proxies,” we are referring to Messrs. Williams and Scheuerman.) This way, your shares will be voted even if you cannot attend the meeting.

How do I vote my shares?

Stockholders of record may vote in person at the Annual Meeting, by using the proxy card or by telephone or the Internet.

Persons who beneficially own stock held:

•

by a bank or broker and who have the power to vote or to direct the voting of the shares can vote using the proxy or the voting information form provided by the bank or broker and, if made available by the bank or broker, telephone and/or Internet voting;

•	in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

Persons who beneficially own stock can vote at the Annual Meeting provided that they obtain a “legal proxy” from the person or entity holding the stock for them, typically a broker, bank or trustee. A beneficial owner can obtain a legal proxy by making a request to the broker, bank or trustee. Under a legal proxy, the bank, broker or trustee confers all of its legal rights as a record holder (which, in turn, had been passed on to it by the ultimate record holder) to grant proxies or to vote at the Annual Meeting. You will need proof of ownership of Common Stock, as well as a form of personal photo identification, to enter the Annual Meeting. If your shares of Common Stock are held beneficially in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our Common Stock, such as a brokerage or bank account statement, to be admitted to the Annual Meeting. Set forth below are the various means – Internet, telephone and mail – for voting without attending the Annual Meeting.

You may submit your proxy on the Internet. Stockholders of record and most beneficial owners of Common Stock may vote via the Internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the Internet, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may submit your proxy by telephone. Stockholders of record and most beneficial owners of Common Stock may vote by telephone. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote by telephone, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your telephone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may submit your proxy by mail. Simply sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

All proxy voting procedures, including those by the Internet and by telephone, will include instructions on how to withhold your vote from any or all director nominees.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote irrespective of the method (i.e., telephone, Internet or mail) by which you originally voted by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by telephone, Internet or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. You may do this at a later date or time by:

•	submitting a proxy by telephone or on the Internet (which may not be available to some beneficial holders); your latest telephone or Internet proxy will be counted;

•	signing and delivering a proxy card with a later date; or

•	voting at the Annual Meeting. (If you hold shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the Annual Meeting.)

If you are a registered stockholder, you may obtain a new proxy card by contacting the Corporate Secretary, DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, telephone (714) 688-7200. If your shares are held by a broker, bank or trustee, you may obtain a new voting instruction form by contacting your broker, bank or trustee. If you sign and date the proxy card or the voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your choices on the proxy card or voting instruction form will be voted as you instruct.

How will my shares be voted?

All proxies received and not revoked will be voted as directed. If you return a signed proxy card but do not mark your choices, your shares will be voted “FOR” the election of the Board of Directors’ nominees for directors and “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

How many shares must be present to hold the meeting?

The inspector of elections appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. The inspector of elections will also determine whether or not a quorum is present. A quorum must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares representing a majority of the voting power of the outstanding shares of Common Stock present at the Annual Meeting and entitled to vote as of the Record Date, will be necessary to establish a quorum for the Annual Meeting. Shares of Common Stock will be counted as present for purposes of determining if there is a quorum, whether representing votes for, against or abstained, or broker non-votes, if you (a) are present and vote at the Annual Meeting; (b) have voted by Internet or by telephone; or (c) have submitted a proxy card or voting instruction form by mail. As noted above, treasury shares are not entitled to vote and, therefore, are not counted in determining a quorum. Shares that abstain from voting on any proposal, or that are represented by broker non-votes (as discussed below), will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists.

Any broker holding shares of record for you is not entitled to vote on certain matters unless the broker receives voting instructions from you. Uninstructed shares, or broker non-votes, result when shares are held by a broker who has not received instructions from its customers on such matters and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised that the broker lacks voting authority.

How many votes must the director nominees receive to be elected?

Directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting, and the seven nominees who receive the highest number of “FOR” votes will be elected. There is no cumulative voting for the Company’s directors. A properly executed proxy withholding authority to vote for one or more nominees with respect to the election of directors will not be voted for the director(s) from whom authority to vote is withheld. However, the shares represented will be counted for purposes of determining whether there is a quorum. Withheld votes and broker non-votes, if applicable, will not be taken into account in determining the outcome of the election of directors.

How many votes are required to ratify the appointment of the Company’s independent registered public accounting firm for 2010?

The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will constitute stockholder ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2010.

What are broker non-votes?

As indicated above, if you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as recommended by the Company. However, if your shares are held by a broker and you do not provide instructions to the broker on how to vote (whether you use the Internet or telephone or return the enclosed voting instruction form), the absence of instructions may cause a “broker non-vote” on the matters for which you do not provide instructions. Accordingly, if you want to vote your shares on a matter, it is important that you provide voting instructions on that matter. When there is a broker non-vote, the stockholder grants a limited proxy that does not empower the holder to vote on certain types of proposals.

Who pays the costs of proxy solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers, employees and consultants of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities.

What business may be properly brought before the meeting and what discretionary authority is granted?

Nominations for Directors for the Annual Meeting. The Bylaws of the Company (the “Bylaws”) set forth certain advance notice procedures relating to the nomination of directors (the “Nomination Bylaw”), and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for the Annual Meeting, a stockholder’s notice must have been delivered to or mailed and received at the principal executive offices of the Company by no later than March 13, 2010. The Company did not receive any director nominations for the Annual Meeting under the Nomination Bylaw. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Annual Meeting and the defective nomination will be disregarded. Notwithstanding the provisions of the Nomination Bylaw, a stockholder also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in the Nomination Bylaw.

Stockholder Proposals for the Annual Meeting. The Bylaws set forth certain advance notice procedures for properly bringing business, other than director nominations, before a meeting of the stockholders (the “Stockholder Proposal Bylaw”). Under the terms of the Stockholder Proposal Bylaw, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal delivered to the principal executive offices of the Company by no later than March 13, 2010. The Company did not receive any stockholder proposal for the Annual Meeting pursuant to the Stockholder Proposal Bylaw. The presiding officer of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Rule 14a-8. To the extent that a stockholder desires to have his or her proposal included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”), such proposal must have been received by the Company prior to the deadline for submission calculated in accordance with Rule 14a-8, and not be otherwise excludable under Rule 14a-8. The Company originally disclosed in its proxy materials for last year’s annual meeting that the deadline for submission of proposals for inclusion in the Company’s proxy materials relating to this year’s Annual Meeting was December 18, 2009. No proposals were submitted for inclusion prior to such deadline.

The Company has no knowledge or notice that any business other than as set forth in the Notice of Annual Meeting will be brought before the Annual Meeting. As to other matters that properly come before the Annual Meeting and are not on the proxy card, the named proxies will vote the shares of Common Stock for which they hold proxies in accordance with their best judgment.

For information related to the application of the Nomination Bylaw and the Stockholder Proposal Bylaw for the 2011 Annual Meeting, see the discussion in this Proxy Statement under the caption “Submission of Stockholder Proposals and Director Nominations for the 2011 Annual Meeting.”

Is a list of stockholders entitled to vote at the meeting available?

A list of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting. It also will be available Monday through Friday from April 16, 2010 through May 10, 2010, between the hours of 9 a.m. and 4 p.m., Pacific Daylight Time, at the offices of the Corporate Secretary, 1220 N. Simon Circle, Anaheim, California 92806. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

What is our policy regarding confidentiality of proxies, ballots and voting materials

It is our policy that all proxies, ballots and voting materials that identify the particular vote of a stockholder be kept confidential, except in the following circumstances:

•	to allow the independent inspector of elections appointed for the annual meeting to certify the results of the vote;

•	as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action;

•

where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of the tabulation of such proxies, ballots or votes;

•	where a stockholder expressly requests disclosure or has made a written comment on a proxy card;

•

where contacting stockholders by us is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to us by the independent inspector of elections appointed for the annual meeting;

•	aggregate vote totals may be disclosed to us from time to time and publicly announced at the meeting of stockholders at which they are relevant; and

•	in the event of any solicitation of proxies or written consents with respect to any of our securities by a person other than us of which solicitation we have actual notice.

Where can I find the voting results of the meeting?

We will publish the final results in a current report on Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Company’s website, www.ddiglobal.com, and choosing Investor Relations, SEC Filings. References to our website in this proxy statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated by reference into this proxy statement. You can find the same Form 8-K by going directly to the SEC EDGAR files at www.sec.gov. You can also get a copy by calling us at (714) 688-7200, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth certain information about the beneficial ownership of our Common Stock as of the Record Date by:

•	each person known by us to own beneficially more than 5% of the voting power of our outstanding Common Stock;

•	each of our current directors and the director nominees;

•

our chief executive officer and the other officers named in the Summary Compensation Table set forth under the caption “Compensation of Executive Officers” (whom we refer to as the “named executive officers”); and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) based upon voting or investment power over the securities. Under the rules of the SEC, beneficial ownership includes shares over which the named stockholder exercises voting and/or investment power. Shares and percentages beneficially owned are based upon the number of shares of our Common Stock outstanding on the Record Date, together with options that are exercisable for such respective securities within 60 days of the Record Date for each stockholder. Shares of our Common Stock subject to options that are currently exercisable or will become exercisable within 60 days of the Record Date are deemed outstanding for computing the respective percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the respective percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. The inclusion of shares in the table does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of the shares.

	Amount and Nature of Beneficial Ownership			Percent of Class (2)
Name and Address of Beneficial Owner (1)	Number of Shares Owned	Right to Acquire	Total
Principal Stockholders:
Lloyd I. Miller, III (3) 4550 Gordon Drive Naples, FL 34102	4,402,667	—	4,402,667	22.2%

FMR, LLC (4) 82 Devonshire Street Boston, MA 02109	2,503,000	—	2,503,000	12.6%

Entities affiliated with Riley Investment Management, LLC (5) 11100 Santa Monica Blvd., Suite 810 Los Angeles, CA 90025	2,002,150	—	2,002,150	10.1%

Entities affiliated with The PNC Financial Services Group, Inc. (6) One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222-2707	1,920,620	—	1,920,620	9.7%

Entities affiliated with Sankaty High Yield Asset Partners, L.P. (7) 111 Huntington Avenue Boston, Massachusetts 02199	1,754,063	—	1,754,063	8.8%

Entities affiliated with QVT Financial LP (8) 1177 Avenue of the Americas, 9th Floor New York, New York 10036	1,184,562	—	1,184,562	6.0%

Dimensional Fund Advisors LP (9) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,152,350	—	1,152,350	5.8%

National Bank of Canada (10) 600 de la Gauchetiere West Montreal, Quebec H313 4L2 Canada	989,774	—	989,774	5.0%

Named Executive Officers and Directors:

Mikel H. Williams	78,667	606,000	684,667	3.3%

Michael R. Mathews	30,405	98,095	128,500	*

Sally L. Edwards	15,850	—	15,850	*

Gerald P. Barnes	31,405	100,000	131,405	*

William E. Larkin	—	—	—	*

Robert J. Amman	17,091	130,713	147,804	*

Jay B. Hunt	4,828	130,713	135,541	*

Andrew E. Lietz	6,614	130,713	137,327	*

Bryant R. Riley (11)	2,002,150	26,666	2,028,816	10.2%

Steven C. Schlepp	61,050	116,429	177,479	*

Carl R. Vertuca, Jr.	1,328	130,713	132,041	*

All Directors and Executive Officers as a group (10 persons)	2,233,538	1,470,043	3,703,581	17.4%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806.

(2)	Percentages are based on 19,855,634 shares of Common Stock outstanding as of March 26, 2010.
(3)	This beneficial ownership information is based on information contained in a Schedule 13D filed with the SEC on March 4, 2010.
(4)	This beneficial ownership information is based on information contained in an amended Schedule 13G/A filed with the SEC on February 16, 2010. Represents shares of Common Stock held by various investment companies for which FMR LLC acts as investment advisor.
(5)	This beneficial ownership information is based on information contained in an amended Schedule 13D/A filed with the SEC on March 5, 2010. Represents shares of Common Stock held by Riley Investment Partners Master Fund, L.P. and shares of Common Stock owned by an investment advisory client of Riley Investment Management LLC. Because Riley Investment Management LLC has sole voting and investment power over Riley Investment Partners Master Fund, L.P.’s security holdings and Bryant R. Riley, in his role as the sole manager of Riley Investment Management LLC, controls its voting and investment decisions, each of Riley Investment Partners Master Fund, L.P., Riley Investment Management LLC, and Mr. Riley may be deemed to have beneficial ownership of the shares owned of record by Riley Investment Partners Master Fund, L.P. Although Mr. Riley controls Riley Investment Management LLC’s voting and investment decisions for its investment advisory clients, Mr. Riley disclaims beneficial ownership of these shares.
(6)	This beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2010. The total shares reported herein are held in trust accounts created by an Amended and Restated Trust Agreement dated September 20, 1983, in which Lloyd I. Miller, Jr. was Grantor and for which PNC Bank, National Association serves as Trustee. In connection with the trust accounts, Lloyd I. Miller, III and PNC Bank, National Association, in its capacity as Trustee, have entered into an Investment Advisory Agreement dated as of April 1, 2002. Either party may terminate the Investment advisory Agreement on 30 days prior written notice.
(7)	This beneficial ownership information is based on information contained in an amended Schedule 13G/A filed with the SEC on February 16, 2010. Represents shares of Common Stock held by Sankaty High Yield Asset Partners, L.P. (“Sankaty I”), Sankaty High Yield Partners II, L.P. (“Sankaty II”), Sankaty High Yield Partners III, L.P. (“Sankaty III”), Sankaty Credit Opportunities, L.P. (“SCO”), and Prospect Harbor Credit Partners, L.P. (“PH”). Sankaty High Yield Asset Investors, LLC (“Sankaty HIYA”), a Delaware limited liability company, is the general partner of Sankaty I. Sankaty Investors, LLC (“Sankaty Investors”), a Delaware limited liability company, is the managing member of Sankaty HIYA. Sankaty High Yield Asset Investors II, LLC (“Sankaty HIYA II”), a Delaware limited liability company, is the general partner of Sankaty II. Sankaty Investors II, LLC (“Sankaty Investors II”), a Delaware limited liability company, is the managing member of Sankaty HIYA II. Sankaty High Yield Asset Investors III, LLC (“Sankaty HIYA III”), a Delaware limited liability company, is the general partner of Sankaty III. Sankaty Investors III, LLC (“Sankaty Investors III”), a Delaware limited liability company, is the managing member of Sankaty HIYA III. Sankaty Credit Opportunities Investors LLC (“Sankaty Credit Investors”), a Delaware limited liability company, is the general partner of SCO. Sankaty Credit Member, LLC (“Sankaty Credit Member”) is the managing member of Sankaty Credit Investors. Prospect Harbor Investors LLC (“PHI”), a Delaware limited liability company, is the general partner of PH. Sankaty Credit Member is the managing member of PHI. Mr. Jonathan S. Lavine is the managing member of each of Sankaty Investors, Sankaty Investors II, Sankaty Investors III and Sankaty Credit Member.
(8)	This beneficial ownership information is based on information contained in an amended Schedule 13G/A filed with the SEC on February 8, 2010. Represents shares of Common Stock held by QVT Fund LP (the “Fund”), Quintessence Fund L.P. (“Quintessence”) and by a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”). QVT Financial LP (“QVT Financial”) is the investment manager for the Fund, Quintessence and for the Separate Account. QVT Financial has the power to direct the vote and disposition of the Common Stock held by each of the Fund, Quintessence and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of the listed shares of Common Stock, consisting of the shares owned by the Fund, Quintessence and the shares held in the Separate Account. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the shares of Common Stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund, and Quintessence may be deemed to beneficially own the same number of shares of Common Stock reported by the Fund and Quintessence. Each of QVT Financial and QVT Financial GP LLC disclaims beneficial ownership of the shares of Common Stock beneficially owned by the Fund and Quintessence and the shares of Common Stock held in the Separate Account. QVT Associates GP LLC disclaims beneficial ownership of all shares of Common Stock beneficially owned by the Fund and Quintessence, except to the extent of its pecuniary interest therein.
(9)	This beneficial ownership information is based on information contained in an amended Schedule 13G/A filed with the SEC on February 8, 2010. Dimensional Fund Advisors LP (“Dimensional”) is a registered investment advisor under Section 203 of the Investment Advisors Act of 1940. The shares reported are held by various investment companies, group trusts and separate accounts for which Dimensional acts as an investment advisor. Dimensional disclaims beneficial ownership of such securities.

(10)	This beneficial ownership information is based on information contained in an amended Schedule 13G/A filed with the SEC on February 5, 2009.
(11)	Includes the securities described in Note 5, with respect to which Mr. Riley disclaims beneficial ownership.

No director, officer, affiliate of the Company or record or beneficial owner of more than 5% of the Common Stock or any associate of such person, is a party adverse to the Company or any of its subsidiaries in any material pending legal proceeding or has a material interest adverse to the Company or any of its subsidiaries in any such proceeding.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has three equity compensation plans — the 2003 Management Equity Incentive Plan, the 2003 Directors Equity Incentive Plan and the 2005 Stock Incentive Plan. The following table sets forth information regarding the number of shares of our Common Stock that may be issued pursuant to our equity compensation plans or arrangements as of the end of 2009.

Equity Compensation Plan Information

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders(1)	2,407,896	(2)	$7.33	(3)	644,734
Equity compensation plans not approved by security holders(4)	83,289		$30.11		—
Total	2,491,185	(2)	$8.18	(3)	644,734

(1)	Represents the maximum number of shares of Common Stock that may be issued pursuant to outstanding options and restricted stock units, or available for future grant, under the 2003 Directors Equity Incentive Plan and the 2005 Stock Incentive Plan.
(2)	Includes 231,673 restricted stock units.
(3)	The weighted average exercise price does not take into account the 231,673 restricted stock units.
(4)	Represents the maximum number of shares of our Common Stock that may be issued pursuant to outstanding options granted under the 2003 Management Equity Incentive Plan (the “2003 Plan”), which was approved by the Bankruptcy Court in connection with the Company’s Modified First Amended Plan of Reorganization dated as of August 30, 2003. Stock options granted under the 2003 Plan vest in equal installments, with one-third vesting immediately upon grant, one-third after 18 months and one-third after 36 months. The Company no longer grants options under the 2003 Plan.

ELECTION OF DIRECTORS

(Proposal 1)

Currently, the Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for seven directors. The Nomination and Corporate Governance Committee recommended to the Board, and the Board approved, the nomination of the following seven nominees: Robert J. Amman, Jay B. Hunt, Andrew E. Lietz, Bryant R. Riley, Steven C. Schlepp, Carl R. Vertuca, Jr. and Mikel H. Williams, for election at the Annual Meeting to serve a one-year term expiring at the annual meeting in 2011 and until their respective successors are elected and qualified.

Each of the nominees presently serves as a director and has served continuously as a director of the Company since the date indicated in his biography below. All nominees have consented to be named and have indicated their intent to serve if elected. There are no family relationships between any director and any of the other directors or executive officers of the Company. There are no arrangements or understandings between any of the above-referenced director/nominees and any other person pursuant to which any such director/nominee was or is to be elected as a director or nominee.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of Robert J. Amman, Jay B. Hunt, Andrew E. Lietz, Bryant R. Riley, Steven C. Schlepp, Carl R. Vertuca, Jr. and Mikel H. Williams as Directors.

Although it is anticipated that each nominee will be able to serve as a director, should any nominee be unable to serve as a director, the shares of Common Stock represented by the proxies will be voted for such other person or persons as may be designated by the Board of Directors, unless the Board reduces the number of directors accordingly. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

Information About the Director Nominees

The following table sets forth information regarding the Director nominees, including age on the date of the Annual Meeting and business experience during the past five years.

Name	Age	Director Since	Principal Occupation, Qualifications and Other Information
Robert J. Amman	71	2003	Mr. Amman is currently an independent consultant. From 2000 to 2002, Mr. Amman was Chairman and Chief Executive Officer of Global TeleSystems, Inc. (“GTS”), a European broadband network services provider. From 1999 to 2000, Mr. Amman served as President and Chief Operating Officer of GTS. Mr. Amman was Chairman, President and Chief Executive Officer of John H. Harland Company, a provider of services to banks, from 1995 to 1998. From 1994 to 1995, he served as Vice Chairman of First Financial Management Corporation. From 1988 to 1994, Mr. Amman served as President and Chief Executive Officer of Western Union Corporation. Mr. Amman is Chairman of the Finance Committee of the Board and a member of the Audit and Nomination and Corporate Governance Committees of the Board.

Name	Age	Director Since	Principal Occupation, Qualifications and Other Information
			Mr. Amman brings to the DDi Board broad executive business experience gained by serving as corporate CEO, President and/or director for more than 30 years, mostly of high-tech companies. He has managed both growth companies and turn-around situations. His corporate finance experience makes him well qualified to serve as Chairman of the Finance Committee.

Jay B. Hunt	70	2003

Mr. Hunt has served as Chairman of the Board of Directors of DDi Corp. since December 2003. Mr. Hunt has served as President of The Development Group, a business and financial advisory services firm, since 1993. From 1988 to 1990, he was Executive Vice President, member of the Executive Committee and Director of FM Productions, an entertainment services firm. From 1983 to 1987, he served as Chairman & Chief Executive Officer of FN Realty Services, a specialized financial services company. He is a former member of the Board of Directors of Gentiae Clinical Research, Inc., a member of the Board of Advisors of Joie De Vivre Hospitality, an owner or manager of 30 hotels and restaurants. He is also a Director and former Chairman of the Board of the Ischemia Research & Education Foundation and a Director of the Indiana University Foundation. Mr. Hunt is a member of the Audit and Compensation Committees of the Board.

Mr. Hunt has extensive business and management experience. In addition, the industry experience and knowledge of the Company Mr. Hunt has developed through his tenure as Chairman of DDi’s Board of Directors since 2003, are of great value to the Board.

Andrew E. Lietz	71	2003	Mr. Lietz has served on our Board since 2003. Mr. Lietz also is a director of Amphenol Corporation and Safeguard Scientifics, Inc. and previously served as a director of Omtool Corporation. Mr. Lietz’s professional experience includes Managing Director and Founder of Rye Capital Management, LLC, a private equity investment firm (2001 to 2008); Executive Chairman (late 2000 until mid 2002) of Clare Corporation, a designer and manufacturer of integrated circuits, solid-state relays and electronic switches, which was acquired by Ixys Corporation in June 2002; President and Chief Executive Officer (1995 to 2000), and several other executive positions during his 16-year career with, Hadco Corporation, a global manufacturer of electronic interconnect products and services; and a variety of positions at IBM Corporation. Mr. Lietz holds a BS degree from the Wayne State University Business Administration School. Mr. Lietz is Chairman of the Nomination and Corporate Governance Committee of the Board and is a member of the Compensation Committee of the Board.

Name	Age	Director Since	Principal Occupation, Qualifications and Other Information
			Mr. Lietz has more than 40 years of corporate management experience, including strategic planning; operations management; capital markets transactions; debt and equity financings; merger and acquisition transactions; and more than 20 years’ service in public sector activities and on public company boards. In addition, Mr. Lietz’s extensive PCB industry knowledge and experience provide valuable insight to DDi’s Board.

Bryant R. Riley	43	2007

Mr. Riley has served as Chairman of B. Riley & Co., Inc., a Southern California based brokerage firm he founded, since January 1997. Mr. Riley has also been the managing member of Riley Investment Management since 2001. He currently serves as a director and Chairman of the Board of Alliance Semiconductor Corp., Great American Group and a director of Transworld Entertainment Corporation. Mr. Riley is a member of the Compensation and Finance Committees of the Board.

Mr. Riley’s financial background, management advisory expertise, experience as a director of public companies, and perspective as one of the company’s largest stockholders, provide valuable insight to the Board of Directors.

Steven C. Schlepp	53	2005

Mr. Schlepp has served as president of Integrated Executive Services Corporation, a General Business and Private Equity Consulting Firm, since 2002. From 1996 to 2002, Mr. Schlepp served as President and Chief Executive Officer of Multilayer Technology Inc. (Multek), a provider of printed circuit board and backpanel fabrication services. From 1990 until 1996, Mr. Schlepp served as President of Toppan West Incorporated, a wholly-owned subsidiary of Toppan Electronics Ltd. Mr. Schlepp is the Chairman of the Compensation Committee of the Board and is a member of the Nomination and Corporate Governance Committee of the Board.

Mr. Schlepp’s significant experience as a chief executive in the PCB industry, his extensive merger and acquisition experience in that capacity, and his knowledge of the industry’s technological challenges qualify him to serve on the Board of Directors.

Carl R. Vertuca, Jr.	63	2003	Mr. Vertuca has served as president of The Vertuca Group, a venture capital and real estate investment company since 2000. He is also a managing member of the limited liability company that is the general partner of SOB Ventures, a private equity fund. Since 1993, he served as Executive Vice President of Finance and Administration and a board member of The Dii Group, a publicly held PCB provider and contract manufacturing company, until it was acquired by Flextronics International in 2000. Prior to his tenure at The Dii Group, Mr. Vertuca held various senior level management

Name	Age	Director Since	Principal Occupation, Qualifications and Other Information

positions in manufacturing, engineering and finance at IBM Corporation and StorageTek Corporation. Mr. Vertuca is Chairman of the Audit Committee of the Board and is a member of the Finance and Nomination and Corporate Governance Committees of the Board.

Mr. Vertuca is an experienced financial executive with the skills necessary to serve as DDi’s Audit Committee Chair. He was the Corporate Treasurer for StorageTek and then the CFO and later Executive Vice President of Finance at The Dii Group. In addition to his background in senior finance positions for publicly traded companies, he has extensive industry and mergers and acquisition experience. Mr. Vertuca was responsible for corporate development at The Dii Group. In this function, he completed the acquisition of several PCB companies located in the United States, Germany, Brazil and China. Through this process he developed a unique international perspective of the PCB Industry.

Mikel H. Williams	53	2005

Mr. Williams has served as President and Chief Executive Officer of the Company since November 2005. From November 2004 to October 2005, Mr. Williams served as Senior Vice President and Chief Financial Officer of the Company. Before joining the Company, Mr. Williams served as the sole member of Constellation Management Group, LLC providing strategic, operational and financial/capital advisory consulting services to companies in the telecom, software and high-tech industries from May to November 2004; and as Chief Operating Officer of LNG Holdings, a European telecommunications company where he oversaw the restructuring and sale of the business from June 2002 to December 2003. From November 1996 to June 2001, Mr. Williams held the following executive positions with Global TeleSystems, Inc. and its subsidiaries, a leading telecommunications company providing data and internet services in Europe: Senior Vice President, Ebone Sales from December 2000 through June 2001; President, GTS Broadband Services from August 2000 through November 2000; President, GTS Wholesale Services from January 2000 through July 2000; and prior thereto, Vice President, Finance of Global TeleSystems, Inc. Mr. Williams began his career as a certified public accountant in the State of Maryland working as an auditor for Price Waterhouse. Mr. Williams is a member of the Finance Committee of the Board.

Mr. Williams’ tenure as Chief Executive Officer and Chief Financial Officer of DDi, his prior leadership experience in companies with international operations and his ability to provide operational and strategic insight to the Board of Directors led the Board of Directors to conclude that he should serve as a director.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND COMMITTEES OF THE BOARD

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence set forth under applicable securities laws, including the Securities Exchange Act of 1934, as amended, applicable rules and regulations of the SEC and applicable rules and regulations of the NASDAQ Stock Market (“NASDAQ”). The NASDAQ Manual and corresponding listing standards provide that, in order to be considered independent, our Board of Directors must determine that each member is free of any relationship that would interfere with his individual exercise of independent judgment. Our Board has reviewed the relationships between us, including our subsidiaries and affiliates, and each Board member. In addition, the Board considered various relationship categories including amount of stock ownership, and commercial, industrial, banking, consulting, legal, accounting or auditing, charitable and familial relationships, as well as a range of individual circumstances.

Based on its review, the Board has affirmatively determined that none of Robert J. Amman, Jay B. Hunt, Andrew E. Lietz, Bryant R. Riley, Steven C. Schlepp and Carl R. Vertuca, Jr. currently have any relationship that would interfere with his exercise of independent judgment and each is “independent” with the foregoing independence standards. Mr. Williams was determined not to be independent based on his service as our Chief Executive Officer

Our Board has also determined that each member of the Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee, respectively, is “independent” under the applicable listing standards of NASDAQ and, with respect to members of the Audit Committee, the audit committee requirements of the SEC. The Board has determined that Mr. Vertuca is an audit committee financial expert. The Board has further determined that each member of the Compensation Committee is an “outside director” within the meaning of Rule 162(m) of the Internal Revenue Code and is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. None of the members of these committees is an officer, employee or former employee of the Company or any of our subsidiaries.

Board Meetings

Our business affairs are managed under the direction our Board. The Board of Directors held nine meetings during the fiscal year ended December 31, 2009 (the “Fiscal Year”) and each director attended at least 75% of those meetings. Directors are also kept informed of our business through personal meetings and other communications, including telephone contact with our Chief Executive Officer regarding matters of interest and concern to us and our stockholders.

Executive Sessions

Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all of our Board members who are not officers. It is our Board’s policy that the Chairman of the Board presides over the executive sessions. If not present, a different non-management director is selected by the non-management directors to chair the executive session.

Committees of the Board

The Board has a standing Audit Committee, Compensation Committee, Finance Committee, and Nomination and Corporate Governance Committee. Each of the committees operates under a written charter adopted by the Board of Directors, which are available at http://www.ddiglobal.com. Copies of the committee charters may be obtained upon request, without charge, by contacting our Corporate Secretary at (714) 688-7200 or by writing to us at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Current committee membership and the number of meetings of each committee in 2009 are shown in the table below. Each of the incumbent directors who were members of a committee attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board on which he served during 2009.

	Audit	Compensation	Finance	Nomination & Corporate Governance
Robert J. Amman	Member		Chair	Member
Jay B. Hunt	Member	Member
Andrew E. Lietz		Member		Chair
Bryant R. Riley		Member	Member
Steven C. Schlepp		Chair		Member
Carl R. Vertuca, Jr.	Chair		Member	Member
Mikel H. Williams			Member
Number of 2009 Meetings	13	4	2	1

Audit Committee. The Audit Committee provides oversight of the (a) financial reporting process, system of internal control and audit process of the Company and (b) the Company’s independent registered public accounting firm. The Audit Committee evaluates the performance of the independent registered public accounting firm, and makes decisions regarding the selection, retention and, where appropriate, the replacement of the independent registered public accounting firm. The Audit Committee also reviews with management and the Company’s independent registered public accounting firm the Company’s interim and year-end financial statements, and discusses with management and the independent registered public accounting firm any significant accounting and reporting issues and conformance of the Company’s financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s annual report on Form 10-K and whether the Company’s interim financial statements should be included in the Company’s quarterly reports on Form 10-Q.

Compensation Committee. The responsibilities of the Compensation Committee include: (a) assisting the Board in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans; (b) recommending to the Board, with the assistance of the other independent directors on the Board, the compensation, including incentive pay, of the Chief Executive Officer; (c) approving the annual compensation of the other executive officers of the Company; and (d) administering the Company’s incentive compensation and stock based plans, including the DDi Senior Management Bonus Program and determining awards thereunder.

The Chief Executive Officer of the Company works with the Chair of the Compensation Committee and the Vice President, General Counsel and Corporate Secretary to establish the agenda for the Committee and make compensation recommendations for the other executive officers. The Compensation Committee then meets in executive session to discuss the compensation of the Chief Executive Officer. The Chair of the Compensation Committee reports the Committee’s recommendations on executive compensation to the Board.

The Compensation Committee has the sole authority and resources under its charter to obtain advice and assistance from internal or external legal, accounting or other advisors, including any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer or other executive officers and has sole authority to approve the consultant’s fees and other retention terms.

The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate and may delegate its responsibility to control and manage the plan assets of our employee benefit plans. In addition, under the terms of our stock incentive plans, the Compensation Committee, which acts as the administrator under such plans, may delegate its powers and authority under the stock incentive plan as it deems appropriate to a subcommittee and/or designated officers.

For more information on the processes and procedures followed by the Compensation Committee for the consideration of executive compensation, see the “Compensation of Executive Officers” section of this proxy statement.

Finance Committee. The responsibilities of the Finance Committee include evaluating and making recommendations to the Board regarding debt and equity financing transactions, other significant financial matters and material strategic transactions.

Nomination and Corporate Governance Committee. The Nomination and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors. It advises the Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors and compensation and benefit programs for non-employee directors. The Nomination and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole, and approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors. The Nomination and Corporate Governance Committee also makes recommendations relating to the development of the Company’s corporate governance guidelines.

Corporate Governance

The Board of Directors has established guidelines that it follows in matters of corporate governance. The following summary provides some highlights of those guidelines. A complete copy of the guidelines is available online at http://www.ddiglobal.com or in paper form upon request to the Company’s Corporate Secretary.

Board Leadership Structure. We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. Mr. Hunt is the current Chair of the Board. As part of its succession planning, the Board intends to appoint Mr. Riley to succeed Mr. Hunt as Chair of the Board following the Annual Meeting.

Risk Management and Oversight Process. Our Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The Board also regularly reviews information regarding areas of material risk to the Company, including operational, financial, legal and regulatory and strategic and reputational risks. A fundamental part of risk management is not only understanding the risks that a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. Finally, the Company’s Nomination and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. Our Board is advised by the committees of significant risks and management’s response by periodic updates.

Risk Considerations in our Compensation Program. In response to rules adopted by the SEC in December 2009, the Board of Directors assessed our compensation policies and practices to determine whether any risks arising from those policies and practices are reasonably likely to have a material adverse effect on us. The Board concluded that our compensation policies do not create such risks. Moreover, the Board also concluded that our compensation encourages excessive or inappropriate risk taking for the following reasons:

•

We structure our pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of DDi’s stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short- and long-term corporate performance. For short-term performance, our cash bonus is awarded based on annual adjusted net EBITDA targets. For long-term performance, our stock option awards generally vest over three years and are only valuable if our stock price increases over time. Our restricted share units generally vest over three years. We feel that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•

Because adjusted net EBITDA is the performance measure for determining incentive payments, we believe our executives are encouraged to take a balanced approach that focuses on corporate profitability, rather than other measures such as revenue targets, which may incentivize management to drive sales levels without regard to cost structure. If we are not profitable at a reasonable level, there are no payouts under the bonus program.

•

We cap our cash bonuses, which we believe also mitigates excessive risk taking. Even if the company dramatically exceeds its adjusted net EBITDA target, bonus payouts are limited. Conversely, we have floors on the adjusted net EBITDA target so that profitability at a certain level (as approved by the Compensation Committee) does not permit bonus payouts.

•

We believe that our focus on adjusted net EBITDA (through our cash bonus program) and stock price performance (through our equity compensation program) provides a check on excessive risk taking. That is, even if our executives could inappropriately increase adjusted net EBITDA by excessive expense reductions or by abandoning less profitable revenue sources, this would be detrimental to the Company in the long run and could ultimately harm our stock price and the value of their equity awards. Likewise, if our executives were to add revenue sources at low margins in order to generate a higher growth company multiple and increased stock prices, it could decrease adjusted net EBITDA and the value of their cash bonus payments.

•	Our bonus program has been structured around adjusted net EBITDA for many years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

Code of Business Conduct and Ethics and Corporate Governance Guidelines. The Company is committed to having sound corporate governance principles. The Company’s Code of Business Conduct and Ethics, which is applicable to our directors, Chief Executive Officer, Chief Financial Officer and Controller, as well as all of our other employees, is available at http://www.ddiglobal.com. Our Corporate Governance Guidelines can be found at http://www.ddiglobal.com. Copies of each of these documents may be obtained upon request, without charge, by contacting our Corporate Secretary at (714) 688-7200 or by writing to us at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Director Nomination Process. The Nomination and Corporate Governance Committee is responsible for identifying and evaluating candidates for Board membership and recommending qualified candidates for election as directors, including the slate that our Board proposes for election by our stockholders at the Annual Meeting. The Nomination and Corporate Governance Committee evaluates all candidates selected for consideration, including incumbent directors and nominees recommended by stockholders, based on the same criteria as described below. After such evaluation, the candidates are then approved by the Nomination and Corporate Governance Committee. After such approval, the Nomination and Corporate Governance Committee seeks final Board approval of the director candidate(s).

While the Nomination and Corporate Governance Committee does not have any specific minimum qualifications for director candidates, the Nomination and Corporate Governance Committee may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including his or her judgment, skill, integrity and business or other experience. The Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then current mix of director attributes.

Candidates may come to the attention of the Nomination and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nomination and Corporate Governance Committee will consider nominees recommended by stockholders. Any stockholder who wishes to recommend for the Nomination and Corporate Governance Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Communications with the Board. You may send communications to the Board of Directors, to the non-management members of the Board or to an individual Board member by directing an e-mail to directors@ddiglobal.com or by sending a letter to DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary. The Corporate Secretary will forward these communications to the intended recipients. Unsolicited advertisements or invitations to conferences or promotional materials may not be forwarded to Directors, in the discretion of the Secretary.

Director Attendance at Annual Stockholder Meetings. Under the Company’s Corporate Governance Guidelines, the Directors are expected to attend annual meetings of the Company’s stockholders. All of the Directors attended the 2009 annual meeting of stockholders.

Compensation of Directors

Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. In 2009, we provided the following annual compensation to directors who are not employees:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Stock Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Robert J. Amman	$70,000	—	$27,656	—	$97,656
Jay B. Hunt	$76,000	—	$27,656	—	$103,656
Andrew E. Lietz	$54,000	—	$27,656	—	$81,656
Bryant R. Riley	$49,000	—	$27,656	—	$76,656
Steven C. Schlepp	$53,000	—	$27,656	—	$80,656
Carl R. Vertuca, Jr.	$75,000	—	$27,656	—	$102,656

(1)	Under the Company’s director’s compensation policy each current and future outside director receives a $20,000 annual retainer, plus $2,000 per meeting attended in person or by telephone, or $1,000 for meetings attended by telephone that last less than 2 hours. The Chairman of the Board of Directors and the Chairman of the Audit Committee each receive an additional annual retainer of $15,000. In addition, each other committee chairman receives an additional annual retainer of $10,000. The non-chair members of committees receive a $5,000 annual committee member retainer for each committee on which they serve. All committee members also receive $1,000 per committee meeting attended.
(2)	Reflects the grant date fair value of stock options granted in 2009, calculated in accordance with FASB ASC Topic 718. Additional information related to the calculation of the compensation cost is set forth in Note 9 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2009.

Stock Options. Our Board of Directors grants stock options to non-employee directors from time to time. The following table includes certain information with respect to the value of all outstanding and unexercised options previously awarded to the Company’s non-employee directors as of the fiscal year ended December 31, 2009.

	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Options	Price	Date
Robert J. Amman	—	20,000	—	$3.59	5/12/2019
	15,000	—	—	$7.76	10/17/2016
	60,000	—	—	$7.79	5/10/2016
	21,428	—	—	$5.67	12/20/2015
	14,285	—	—	$35.00	12/19/2013

Jay B. Hunt	—	20,000	—	$3.59	5/12/2019
	15,000	—	—	$7.76	10/17/2016
	60,000	—	—	$7.79	5/10/2016
	21,428	—	—	$5.67	12/20/2015
	14,285	—	—	$35.00	12/19/2013

Andrew E. Lietz	—	20,000	—	$3.59	5/12/2019
	15,000	—	—	$7.76	10/17/2016
	60,000	—	—	$7.79	5/10/2016
	21,428	—	—	$5.67	12/20/2015
	14,285	—	—	$35.00	12/19/2013

Bryant R. Riley	—	20,000	—	$3.59	5/12/2019
	6,666	3,334	—	$5.80	12/4/2017

Steven C. Schlepp	—	20,000	—	$3.59	5/12/2019
	15,000	—	—	$7.76	10/17/2016
	60,000	—	—	$7.79	5/10/2016
	21,428	—	—	$5.67	12/20/2015

Carl R. Vertuca, Jr.	—	20,000	—	$3.59	5/12/2019
	15,000	—	—	$7.76	10/17/2016
	60,000	—	—	$7.79	5/10/2016
	21,428	—	—	$5.67	12/20/2015
	14,285	—	—	$35.00	12/19/2013

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

(Proposal 2)

Selection of Independent Registered Public Accounting Firm

The accounting firm of Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and the Audit Committee has again selected Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although ratification by our stockholders is not a prerequisite to the Audit Committee’s ability to select Grant Thornton as our independent registered public accounting firm, the Audit Committee believes such ratification is advisable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Grant Thornton as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and our internal controls over financial reporting for 2010. If the stockholders do not ratify the selection of Grant Thornton, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee; provided, however, the Audit Committee may select Grant Thornton notwithstanding the failure of our stockholders to ratify its selection. If the appointment of Grant Thornton is ratified, the Audit Committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be required to ratify the selection of Grant Thornton as the Company’s independent registered public accounting firm.

Board Recommendation

The Board of Directors unanimously recommends a vote in favor of the ratification of appointment of Grant Thornton as the Company’s independent registered public accounting firm.

Changes in Registrant’s Certifying Accountant

On May 21, 2009, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. PwC’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and December 31, 2007, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2008 and December 31, 2007, respectively, and through the subsequent interim period through May 21, 2009, there were (1) no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. PwC furnished the Company with a letter addressed to the SEC stating that it agreed with the above statements. A copy of such letter, dated May 26, 2009, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K dated May 21, 2009.

Relationship of the Company with the Independent Registered Public Accounting Firm

The following table sets forth the fees billed to us by Grant Thornton for 2009. No fees were billed by Grant Thornton during the fiscal year ended December 31, 2008.

2009
Audit fees	$720,482
Audit related fees	19,421
Tax fees	184,922
All other fees	—

Total	$924,825

Audit fees. This category includes fees for the annual audit of our consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements related to 2009.

Audit related fees. This category includes fees relating to participating in Audit Committee proceedings.

Tax fees. This category consists of tax services, including tax compliance, tax advice and tax planning incurred during 2009.

The Audit Committee of our Board of Directors has established a practice that requires the Audit Committee to pre-approve any audit or permitted non-audit services to be provided by our independent registered public accounting firm, Grant Thornton, in advance of such services being provided.

Under the SEC rules, subject to certain de minimis criteria, pre-approval is required for all professional services rendered by our principal independent registered public accounting firm. We are in compliance with these SEC rules.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2009 with the Company’s management and with the Company’s independent registered public accounting firm, Grant Thornton LLP.

The Audit Committee has discussed with Grant Thornton LLP those matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with Grant Thornton LLP its independence from the Company and its management.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE,

Robert J. Amman
Jay B. Hunt
Carl R. Vertuca, Jr. (Chair)

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis for Named Executive Officers

The following Compensation Discussion and Analysis describes the material elements of compensation for the Company’s named executive officers, which consist of our President and Chief Executive Officer, our Senior Vice President – Manufacturing Operations, our Senior Vice President – Sales, our former Chief Financial Officer and our Former Interim Chief Financial Officer.

Objectives of Compensation Program

The primary objective of the Company’s compensation program, including our executive compensation program, is to maintain a compensation program that will fairly compensate our executives and employees, attract and retain qualified executives and employees who are able to contribute to our long-term success, induce performance consistent with clearly defined corporate goals and align our executives’ long-term interests with those of our stockholders. To that end, the Company’s compensation practices are intended to:

•	provide overall compensation (assuming that targeted levels of performance are achieved) that is generally in line with the median compensation of similarly situated companies;

•	tie total compensation to Company performance and individual performance in achieving financial and non-financial objectives; and

•	closely align senior management’s interests with stockholders’ interests through long-term equity incentive compensation.

How the Compensation Committee Determines the Forms and Amounts of Compensation

The Compensation Committee structures our compensation programs and establishes compensation levels for our executive and senior officers. The Compensation Committee annually determines the compensation levels for our executive officers by considering several factors, including competitive market data, each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities and our historical financial performance.

The Compensation Committee considers the recommendations from Mikel Williams, our Chief Executive Officer, in determining executive compensation. In making his recommendations, Mr. Williams receives input from our Human Resources Department and has access to compensation data of publicly-traded companies, including our competitors such as TTM Technologies and Viasystems Group Inc., which we obtain from publicly available filings. This information is also available to the Compensation Committee.

The Compensation Committee makes all decisions for the total direct compensation – that is, base salary, cash incentive awards under the Company’s incentive bonus plan and stock-based awards – of the Company’s executive officers and other members of the Company’s senior management team, including the named executive officers. Independent board members who are not members of the Compensation Committee also participate in Committee deliberations regarding executive compensation. The Committee also oversees our employee benefit plans.

The Compensation Committee also engages independent compensation consultants from time-to-time to assist the Compensation Committee in its duties, including providing advice regarding industry trends relating to the form and amount of compensation provided to executives by companies with which we compete for executive talent. Neither the Compensation Committee nor management retained a compensation consultant during 2009.

The Compensation Committee compares the levels and elements of compensation that the Company provides to its named executive officers with the levels and elements of compensation provided to their counterparts in the market. The Compensation Committee uses this aggregate of comparison data as a guideline in its review and determination of base salaries, Company performance and individual performance targets under our annual bonus programs and long-term equity incentive awards.

The Compensation Committee also annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and determines the Chief Executive Officer’s compensation levels based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee considers corporate performance, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years. For the other named executive officers, the Compensation Committee receives a performance assessment and compensation recommendation from the Chief Executive Officer and also exercises its judgment based on the Board’s interactions with the named executive officers. As with the Chief Executive Officer, the performance evaluation of these executives is based on achievement of pre-agreed objectives by the executive, his or her contributions to the Company’s performance and other leadership accomplishments.

Components of Executive Compensation

The elements of the Company’s compensation program are base salaries, bonus compensation based upon incentive goals and objectives and stock-based equity awards. Our compensation program is designed to balance our need to provide our named executive officers with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries. There is no pre-established policy for allocating between cash and non-cash or short-term or long-term compensation. Each named executive officer’s current and prior compensation is considered in setting future compensation.

Base Salaries

Base salary is the guaranteed element of employees’ annual cash compensation. Base salaries are generally based on relative responsibility and are targeted to provide guaranteed cash compensation in line with median base salaries for similarly situated companies. The value of base salary reflects the employee’s long-term performance, skill set and the market value of that skill set. Base salaries for our named executive officers are reviewed on an annual basis and adjustments are made to reflect performance-based factors, as well as competitive conditions. The Company does not apply specific formulas to determine increases. In setting base salaries, the Compensation Committee considers the following factors:

•	The Company’s overall financial condition;

•	Internal relativity, meaning the relative pay differences for different job levels;

•	Individual performance;

•	Peer group data specific to the executive’s position, where applicable; and

•	Consideration of the mix of overall compensation.

For 2009, the Compensation Committee decided to keep base salaries at the same level as 2008. This decision was based upon a review of market data and individual performance evaluations, as well consideration of overall conditions of the general economy.

Cash Incentive Bonuses

The Company believes that as an employee’s level of responsibility increases, a greater portion of the individual’s cash compensation should be variable and linked to both quantitative and qualitative expectations, including key financial, operational and strategic metrics. To that end, the Company has established an annual cash bonus program in order to align employees’ goals with the Company’s financial, strategic and tactical objectives for the current year.

Senior Management Bonus Program for 2009

For 2009, the Compensation Committee established the Senior Management Bonus Program for the year ended December 31, 2009 (the “2009 Bonus Program”). Under the 2009 Bonus Program, bonus target amounts, expressed as a percentage of base salary, were established for participants at the beginning of the year. Bonus payouts for the year were then determined by (a) the achievement by the Company of certain financial goals/targets set forth in the Company’s annual budget related to the Company’s EBITDA from the Company’s consolidated operations, including the total amount of expense accrued for bonus payments awarded under the 2009 Bonus Program and certain other adjustments (“Net Adjusted EBITDA”); and (b) each participating employee meeting pre-established annual personal objectives. Satisfactory individual performance is a condition to payment. The 2009 Bonus Program also provided the Compensation Committee with discretion to grant discretionary bonuses to participants, including the named executive officers, based upon individual performance or the occurrence of events that the Compensation Committee considers extraordinary. Such discretionary bonuses did not require a minimum Net Adjusted EBITDA achievement.

The Compensation Committee considered the following when establishing the awards for 2009:

•

Bonus Targets. Target bonuses are expressed as a percentage of the participant’s base salary earned during the plan year, and consist of two components – a corporate portion based on the achievement by the Company of 100% of its Net Adjusted EBITDA target for the plan year, and a personal portion based on the achievement by the participant of annual personal objectives during the year. Bonus targets, and the proportion of the incentive based on corporate and personal performance, were based on job responsibilities and internal relativity. The Compensation Committee’s objective was to set bonus targets such that total annual cash compensation was within the broad middle range of peer group companies and a substantial portion of that compensation was linked to company performance. Consistent with the Company’s executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to Company performance in the 2009 Bonus Program. The schedule below shows the award guidelines for the 2009 awards for named executive officers as a percentage of 2009 base salary:

	2009 Base Salary	Target Bonus		Incentive Mix		2009 Bonus Paid
Name		% of Salary	Dollars	Company	Personal
Mikel H. Williams	$375,000	100%	$375,000	70%	30%	$217,500
Sally L. Edwards (1)	$250,000	40%	$100,000	50%	50%	$36,400
Michael R. Mathews	$275,000	50%	$137,500	50%	50%	$85,938
Gerald P. Barnes (2)	$250,000	60%	$150,000	33%	67%	$55,198
William E. Larkin (3)	$200,000	—	—	—	—	—

(1)	Ms. Edwards served as Chief Financial Officer until October 16, 2009. In connection with her Severance Agreement, Ms. Edwards was paid a pro-rata bonus for 2009 based on the portion of the year that she was employed by the Company.

(2)	Mr. Barnes’ personal incentive compensation for 2009 was administered quarterly based upon the Company’s performance against its quarterly sales objectives.
(3)	Mr. Larkin, who served as interim Chief Financial Officer from October 20, 2009 to January 21, 2010, was not a participant in the 2009 Bonus Program.

•

Company performance measures. For all participants in the 2009 Bonus Program, including the named executive officers, the Compensation Committee established the 2009 Company performance measure based upon Net Adjusted EBITDA The measure was determined in December 2008. The Compensation Committee believed that this performance measure would encourage employees to focus on improving both top-line sales and bottom-line earnings. Under the 2009 Bonus Program formula, payouts could range from zero to 150% of target depending on the Company’s performance. For 2009, the Compensation Committee exercised its discretion under the 2009 Bonus Program to make adjustments to the Net Adjusted EBITDA calculation to take into account the occurrence of events that the Compensation Committee considered extraordinary. Specifically, the Compensation Committee adjusted the Net Adjusted EBITDA calculation by adding back certain expenses relating to the acquisition of Coretec Inc. and certain severance-related costs. After giving effect to the adjustment for these extraordinary events, the bonuses earned by the named executive officers for 2009 relating to corporate performance were 40% of target as a result of achieving 80.4% of the Net Adjusted EBITDA target for 2009.

•

Personal performance measures. For all participants in the 2009 Bonus Program, including the named executive officers, a portion of incentive awards are based on achievement of personal performance objectives. For the named executive officers, these individual performance objectives relate to the specific areas of responsibility for each named executive officer, as well as overall leadership and ethics criteria. Each objective was assigned a specific percentage weight at the commencement of the 2009 Bonus Program. In establishing the performance objectives of the named executive officers, the Chief Executive Officer made recommendations, which were approved by members of the Compensation Committee. For purposes of determining whether our named executive officers met each of the individual goals and objectives assigned to them, the Compensation Committee met with our Chief Executive Officer and then the Committee deliberated alone without the Chief Executive Officer present. The Company was required to achieve a minimum threshold of 50% of Net Adjusted EBITDA performance before any payments are made on the personal objective incentives.

Senior Management Bonus Program for 2010

In December 2009, the Compensation Committee adopted the Senior Management Bonus Program for the fiscal year ending December 31, 2010 (the “2010 Bonus Program”). Selected employees, including all of the Company’s executive officers, are eligible to participate in the 2010 Bonus Program. Each participant in the 2010 Bonus Program has been assigned a target annual cash bonus. Participants may earn their bonuses based on (a) the achievement by the Company relative to its Net Adjusted EBITDA target for 2010; and (b) each participating employee meeting pre-established personal objectives. With a few exceptions discussed below, target bonuses for 2010 are generally in line with the percentages of base salary and the corporate-personal mixes that were in effect for 2009. Due to the acquisition of Coretec Inc. and the expectation that revenues should improve as the overall economy begins to recover, the Compensation Committee increased the 2010 corporate performance target of Net Adjusted EBITDA. The Committee also modified the bonus payout schedule with respect to the Net Adjusted EBITDA achievement thresholds for bonus percentage payouts to reflect the increase in the Net Adjusted EBITDA target. Under the 2010 Bonus Program, the Company must achieve 100% of the Net Adjusted EBITDA target for employees to be entitled to a 100% target payout for Net Adjusted EBITDA performance. If less than 75% of the Net Adjusted EBITDA target is achieved, then no bonus is paid. Between 75% and 125% achievement of the Net Adjusted EBITDA target, the bonus payout ranges from 30% to 150%, as illustrated in the table below. The maximum payout is 150%. The following table illustrates the payout schedule under the 2010 Bonus Program:

2010 Senior Management Bonus Program
Net EBITDA %	% of Target EBITDA Bonus
<75%	0%
75%	30%
80%	44%
81%	47%
82%	50%
83%	52%
84%	55%
85%	58%
86%	61%
87%	64%
88%	66%
89%	69%
90%	72%
91%	75%
92%	78%
93%	80%
94%	83%
95%	86%
96%	89%
97%	92%
98%	94%
99%	97%
100%	100%
101%	102%
102%	104%
103%	106%
104%	108%
105%	110%
106%	112%
107%	114%
108%	116%

2010 Senior Management Bonus Program
Net EBITDA %	% of Target EBITDA Bonus
109%	118%
110%	120%
111%	122%
112%	124%
113%	126%
114%	128%
115%	130%
116%	132%
117%	134%
118%	136%
119%	138%
120%	140%
121%	142%
122%	144%
123%	146%
124%	148%
125%	150%
126.0% or more	150%

The Compensation Committee believes the adjusted payout schedule is appropriate in light of the increase in the Net Adjusted EBITDA target. The 2010 Bonus Program provides the Compensation Committee with discretion to grant additional discretionary bonuses to participants, including the Company’s named executive officers, in the event that the Company achieves Net Adjusted EBITDA of 126% or more of the Company’s target. The 2010 Bonus Program also provides the Compensation Committee with discretion to grant discretionary bonuses to participants, including the named executive officers, based upon individual performance or the occurrence of events that the Compensation Committee considers extraordinary.

For 2010, the Compensation Committee changed the incentive mix for some of the named executive officers in order to align the incentives more with market incentives. Specifically, Mr. Barnes’ target bonus was increased from 60% of his base salary to 80% of his base salary. In March 2010, the Compensation Committee also adjusted the base salaries for Messrs. Williams and Mathews for 2010. The schedule below shows the award guidelines for the 2010 awards for the named executive officers, reflecting 2010 base salaries:

	2010 Base Salary	Target Bonus		Incentive Mix
Name		% of Salary	Dollars	Company	Personal
Mikel H. Williams	$450,000	100%	$450,000	70%	30%
Michael R. Mathews	$300,000	50%	$150,000	50%	50%
Gerald P. Barnes (1)	$250,000	80%	$200,000	33%	67%

(1)	Mr. Barnes’ personal performance objectives are based on the Company’s performance against its monthly sales objectives and not subject to Net Adjusted EBITDA targets. Mr. Barnes’ performance against these objectives are calculated and paid in monthly installments.

Long-Term Incentives

Long-term incentive awards are a key element of the Company’s total compensation package for the named executive officers. We also have adopted an equity incentive approach intended to reward longer-term performance and to help align the interest of our named executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our named executive officers through the use of equity incentives. Our equity incentive plans have been established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. Our equity incentive plans have provided the principal method for our named executive officers to acquire equity interests in the Company.

The size and terms of the awards for an individual recipient will depend upon the level of responsibility of the recipient; the expected future contributions to the growth and development of the Company; the value of past service; and the number of options and restricted shares owned by other executives in comparable positions within the Company. The Company’s 2005 Stock Incentive Plan provides for a variety of long-term awards including stock options, restricted stock, restricted share units and performance awards.

Restricted Share Awards and Stock Options

The Compensation Committee continually evaluates its equity compensation program to determine whether to issue either restricted share awards, stock options or a combination thereof. In making such determinations, the Compensation Committee considers the accounting treatment, the retention and the number of shares available for grant under the Company’s equity incentive plan and the potential dilutive impact on the Company’s stockholders.

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The grant date is established when the Compensation Committee approves the grant and all key terms have been determined. The exercise price of stock option grants is set at the fair market value on the date of grant, which is the closing price on the Nasdaq Global Market. Under the stockholder-approved 2005 Stock Incentive Plan, the Company may not grant stock options at a discount to the fair market value or reduce the exercise price of outstanding options, except with the approval of the stockholders or except in the case of a stock split or other similar event. The Company does not grant stock options with “reload” features and it does not loan funds to employees to enable them to exercise stock options.

Stock options are generally granted at regularly-scheduled meetings of the Compensation Committee that coincide with the Company’s regular Board Meetings. On occasion, the Compensation Committee has granted options between regularly scheduled meetings to provide stock options to newly-hired executives and executives receiving a promotion. The Company is working to eliminate “off cycle” grants to the extent possible.

Perquisites and Other Benefits

The Company does not provide significant perquisites or personal benefits to our named executive officers, except that all of the named executive officers receive car allowances. The costs associated with these benefits for named executive officers are included in the Other Compensation column of the Summary Compensation Table.

Employment and Severance Agreements

Each of the named executive officers, as well as certain other key employees, is a party to an employment agreement with the Company. A description of the terms of the agreements with the named executive officers can be found under the caption “Employment Contracts and Termination of Employment and Change of Control Arrangements.” The principal purpose of the employment agreements is to protect the Company from certain business risks (e.g., threats from loss of confidentiality or trade secrets, disparagement, solicitation of customers and employees) and to define the Company’s right to terminate the employment relationship. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as certain severance benefits.

The employment agreements are intended to preserve employee morale and productivity and encourage retention. They are also intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Financial Restatements

Our Compensation Committee does not have an established practice regarding the adjustment or recovery of awards or payment if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment previously made. The Compensation Committee will determine whether to seek recovery of incentive compensation in the event of a financial restatement or similar event based on the facts and circumstances surrounding a financial restatement or similar event, should one occur. Among the key factors that the Compensation Committee will consider is whether the executive officer engaged in fraud or willful misconduct that resulted in the need for a restatement.

In addition, individual performance objectives for executive officers under our 2009 or 2010 Bonus Programs include compliance with laws and Company policies and procedures. As a result, an executive’s bonus may be adversely affected to the extent a financial restatement or similar event involved a violation of law or Company policy.

The Impact of Favorable Tax Treatment on Compensation Program Design

Favorable accounting and tax treatment of the various elements of our compensation programs is an important consideration in their design; however, it is not the sole consideration.

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of the Board that establishes such goals consists only of “outside directors.” All of the members of the Compensation Committee qualify as outside directors. Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of our Common Stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period. Stock option grants under the Company’s 2005 Stock Option Plan are intended to meet the criteria of Section 162(m) of the Internal Revenue Code.

The Compensation Committee considers the anticipated tax treatment to the Company and to our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some of the compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Compensation Committee may award compensation to our executive officers that is not fully deductible if it determines that such award is consistent with its philosophy and is in our stockholders’ best interest, such as time-vested grants of restricted stock. Although the Company’s 2009 Bonus Program and 2010 Bonus Program have not been designed to provide for the deductibility of bonus compensation to covered employees, the Company’s 2005 Stock Incentive Plan has been designed to provide for the deductibility of compensation to the covered employees for the incentive awards under that Plan.

Stock Ownership Requirements

The Board has historically encouraged its members and members of senior management to acquire and maintain stock in the Company to link the interests of such persons to the stockholders. However, neither the Board nor the Compensation Committee has established stock ownership guidelines for members of the Board or the executive officers of the Company. The Compensation Committee intends to evaluate whether to implement stock ownership guidelines for members of the Board or the executive officers of the Company.

Securities Trading Policy/Hedging Prohibition

Officers and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

Compensation Committee Interlocks and Insider Participation

In 2009, our Compensation Committee consisted of Jay B. Hunt, Andrew E. Lietz, Steven C. Schlepp and Bryant R. Riley. No member of the Compensation Committee is a current, or during 2009 was a former, officer or employee of the Company or any of its subsidiaries. During 2009, no member of the Compensation Committee has a current or prior relationship that must be described under the SEC rules relating to disclosure of related party transactions. In 2009, none of our executive officers served on the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the Compensation Committee.

Compensation Committee Report

The Compensation Committee, comprised of a majority of independent directors, reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management and based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 and in this proxy statement relating to the Annual Meeting.

COMPENSATION COMMITTEE,

Jay B. Hunt
Andrew E. Lietz
Bryant R. Riley
Steven C. Schlepp (Chair)

Summary Compensation Table

The following table summarizes compensation of our Chief Executive Officer, our former Chief Financial Officer, our former interim Chief Financial Officer and our other most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of 2009 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)		Total ($)
Mikel H. Williams President & Chief Executive Officer	2009	375,000		—		—	—	217,500	(4)	10,000	(5)	602,500
	2008	375,000		—		422,400	—	311,213	(6)	—		1,108,613
	2007	375,000		—		232,000	—	60,000	(7)	—		667,000

Sally L. Edwards (8) Former Chief Financial Officer	2009	144,231		—		—	—	36,400	(4)	148,110	(9)	328,741
	2008	242,788	(10)	—		153,600	—	64,163	(6)	—		460,551
	2007	234,231		—		116,000	201,900	46,000	(7)	—		598,131

Michael R. Mathews Senior Vice President –Manufacturing Operations	2009	275,000		—		—	—	85,938	(4)	44,421	(11)	405,359
	2008	275,000		—		230,400	—	86,550	(6)	181,199	(12)	773,149
	2007	266,538		—		116,000	201,900	58,000	(7)	63,053	(13)	705,491

Gerald P. Barnes Senior Vice President – Sales	2009	250,000		—		—	—	55,198	(4)	11,700	(14)	316,898
	2008	250,000		—		230,400	—	114,716	(6)	11,700	(15)	606,816
	2007	186,154		30,000	(16)	116,000	673,000	77,125	(17)	—		1,082,279

William E. Larkin (18) Former Interim Chief Financial Officer	2009	33,846		—		—	—	—		—		33,846

(1)	Reflects the grant date fair value of restricted share awards granted in the applicable year, calculated in accordance with FASB ASC Topic 718. Additional information related to the calculation of the compensation cost is set forth in Note 9 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2009.
(2)	Reflects the grant date fair value of stock options granted in the applicable year, calculated in accordance with FASB ASC Topic 718. Additional information related to the calculation of the compensation cost is set forth in Note 9 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2009.
(3)	Under the rules of the SEC, the Company is required to identify by type all perquisites and other personal benefits for a named executive officer only if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit only if the value thereof exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that individual.
(4)	Amounts represent bonus payments earned for 2009 performance under the 2008 Senior Management Bonus Program, which were paid in March 2010.
(5)	Amount for 2009 represents an automobile allowance of $9,000 and a cash service award of $1,000.

(6)	Amounts represent bonus payments earned for 2008 performance under the 2008 Senior Management Bonus Program, which were paid in February 2009.
(7)	Amounts represent bonus payments earned for achievement of personal performance objectives under the 2007 Senior Management Bonus Program, as well as discretionary bonuses awarded under the 2007 Senior Management Bonus Program, which were paid in March 2008. Mr. Williams received a discretionary bonus in the amount of $22,500, and Ms. Edwards and Mr. Mathews each received a discretionary bonus in the amount of $10,000.
(8)	Ms. Edwards served as the Company’s Chief Financial Officer until October 16, 2009.
(9)	Represents amounts paid to Ms. Edwards pursuant to the terms of the Separation Agreement dated October 16, 2009 between the Company and Ms. Edwards. The balance of the severance payments will be paid in 2010.
(10)	During 2008, Ms. Edwards was out on maternity leave for a portion of the year and did not draw a full salary for a portion of the time she was out.
(11)	Amount for 2009 represents an automobile allowance of $9,000 and reimbursement of relocation expenses of $35,421.
(12)	Amount for 2008 represents an automobile allowance of $9,000, a temporary housing allowance of $75,647 and reimbursement of relocation expenses of $96,552.
(13)	Amount for 2007 represents an automobile allowance of $8,000 plus a temporary housing allowance of $55,053.
(14)	Amount represents an automobile allowance of $10,200 plus reimbursement of home office expenses of $1,500 paid to Mr. Barnes in 2009.
(15)	Amount represents an automobile allowance of $10,200 plus reimbursement of home office expenses of $1,500 paid to Mr. Barnes in 2008.
(16)	Amount represents a $30,000 signing bonus paid in four equal quarterly installments with the final payment made in February 2008.
(17)	Amount represents bonus payments earned for 2007 performance under Mr. Barnes’s personal sales incentive plan, which was paid in quarterly installments, with the final payment made in February 2008, as well as a $10,000 discretionary bonus awarded under the 2007 Senior Management Bonus Program, which was paid in March 2008.
(18)	Mr. Larkin served as the Company’s Interim Chief Financial Officer from October 20, 2009 until January 21, 2010.

Grants of Plan-Based Awards

The table below sets forth information on grants of options and stock awards to the named executive officers in year 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)		Target (2) ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Williams	—	56,250		375,000	506,250	—	—	—	—	—	—	—
Ms. Edwards	—	—		—	—	—	—	—	—	—	—	—
Mr. Mathews	—	34,375		137,500	171,875	—	—	—	—	—	—	—
Mr. Barnes	—	2,500	(3)	150,000	174,975	—	—	—	—	—	—	—
Mr. Larkin	—	—		—	—	—	—	—	—	—	—	—

(1)	Unless otherwise indicated, these columns show the range of payouts targeted for 2010 performance under the 2010 Senior Management Bonus Program as described in the section titled “Cash Incentive Bonuses” in the Compensation Discussion and Analysis. Amounts reflect base salaries in effect in December 2009 when the 2010 Senior Management Bonus Program was adopted. Bonus payments made for 2009 performance under the 2009 Senior Management Bonus Program are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
(2)	Under the 2010 Bonus Program, the Company must achieve approximately 100% of the Net Adjusted EBITDA target for employees to be entitled to a 100% target payout for Net Adjusted EBITDA performance.
(3)	The personal component of Mr. Barnes’ bonus is based on the Company’s performance against its monthly sales objectives and not subject to Net Adjusted EBITDA targets. Mr. Barnes’ performance against these objectives are calculated and paid in monthly installments.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards held by the named executive officers as of December 31, 2009:

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise		Option Expiration	Number of Shares or Units of Stock that have not	Market Value Of Shares Or Units Of Stock That Have Not Vested ($) (3)		Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested ($)

Name	Exercisable (1)	Unexercisable (1)	Options	Price ($) (2)		Date	Vested (#)
Mr. Williams	35,714 214,285 236,000 120,000 —	— — — — —	— — — — —	$ $ $ $	27.16 5.67 7.79 7.76 —	11/15/2014 12/20/2015 5/10/2016 10/17/2016 —	— — — — 86,668	$	— — — — 423,807	— — — — —	— — — — —

Ms. Edwards	—	—	—		—	—	—		—	—	—

Mr. Mathews	30,000 38,095 20,000 —	— — 10,000 —	— — — —	$ $ $	7.44 7.76 6.73 —	2/28/2016 10/17/2016 2/26/2017 —	— — — 46,667	$	— — — 228,202	— — — —	— — — —

Mr. Barnes	66,666 —	33,334 —	— —		$6.73 —	2/26/2017 —	— 46,667	$	— 228,202	— —	— —

Mr. Larkin	—	—	—		—	—	—		—	—	—

(1)	Stock options within each grant vest incrementally at a rate of one-third per year, with full vesting at the end of three years.
(2)	The exercise price for stock options is determined based on the closing market price of the Common Stock on the grant date.
(3)	Computed using the closing market price of the Common Stock on December 31, 2009.

Option Exercises and Stock Vested

No stock options were exercised by the named executive officers in 2009. The following table sets forth information concerning value realized by each of the named executive officers upon the vesting of restricted stock awards during 2009:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($) (2)
Mr. Williams	—	—	49,999	$103,598
Ms. Edwards	—	—	20,000	$48,801
Mr. Mathews	—	—	26,667	$53,468
Mr. Barnes	—	—	26,667	$53,468
Mr. Larkin	—	—	—	—

(1)	Amounts in this column include RSUs and restricted shares that were surrendered to the Company in satisfaction of employment tax withholdings.
(2)	The value realized equals the fair market value of the Common Stock on the date of vesting multiplied by the number of shares that vested on the vesting date.

Employment Contracts and Termination of Employment and Change of Control Arrangements

The Company currently has employment agreements with the following named executive officers: Mikel Williams, Michael R. Mathews and Gerald P. Barnes. Although there are some differences in benefit levels depending on the employee’s job level and seniority, the basic elements of the employment agreements are comparable for all named executive officers.

Base Salary. Each employment agreement establishes the base salary for the named executive officer, which may be increased, but not decreased on an annual basis.

Term and Termination. The employment agreements have no specific term and are subject to termination by either the Company or the named executive officers at any time with or without cause.

Covered terminations and severance payments. Under the employment agreements, the named executive officers are eligible for payments if their employment is terminated (a) involuntarily by the company without cause, or (b) for Good Reason by the employee, as defined in the respective employment agreement. Under Mr. Williams’ employment agreement, good reason includes, among other situations, the completion of a transaction that results in the Company’s stock (or the stock of its successor) not being listed on a U.S. national securities exchange.

For Mr. Williams, severance payments consist of 24 months of base salary, payment of a pro rata portion of the then-current target cash bonuses for the year in which the termination occurs (assuming 100% achievement of target objectives), plus a bonus payment equal to 200% of the target cash bonuses (i.e., a 100% payout of target bonuses for the 24-month severance period). For the other named executive officers, severance payments consist of base salary for 12 months and payment of a pro rata portion of the then-current target cash bonuses for the year in which the termination occurs. The Employment Agreements with the named executive officers (other than Mr. Williams) also provide additional “double trigger” assurances following a change in control. In such a situation, in lieu of a pro-rata bonus payment, Messrs. Mathews and Barnes would receive a bonus payment equal to a 100% payout of the target bonus for the year in which the termination occurred, but only if his or her employment is terminated without cause or for good reason within twelve months following a change in control.

Benefit continuation. In the event of termination of employment without cause or for Good Reason, the named executive officer’s basic employee benefits such as health insurance would be continued for the duration of the severance period.

Accelerated vesting of equity awards. In the event of termination of employment without cause or for good reason, any unvested equity awards at the time of termination of employment that would have vested during the severance period becomes vested and the post-termination exercise period for stock options will be extended to one-year. In addition, all stock options and restricted stock awards awarded under the Company’s 2005 Stock Incentive Plan provide for the acceleration of all unvested stock options and restricted stock awards upon a change in control. The employment agreements of Messrs. Williams, Mathews and Barnes also provide upon termination of employment due to death or disability for the acceleration of vesting of stock options and restricted stock awards to the extent such options or awards would have vested during the severance period.

Nonsolicitation and Noncompetition. Each named executive officer has agreed to non-solicitation and confidentiality provisions in his or her respective employment agreement. The employment agreements provide that the named executive officers will not solicit customers or employees of the

Company during their employment with the Company or following termination for the duration of the applicable severance period. The employment agreements further provide that the named executive officers will not accept employment with certain identified competitors of the Company during their employment or following termination for the duration of the applicable severance period.

Tax Matters. The employment agreement with Mr. Williams provides that the Company will indemnify Mr. Williams, on a fully grossed-up basis, for any tax imposed by Section 4999 of the Code on “excess parachute payments” (as defined in Section 280G of the Code) in connection with certain changes in control or under Section 409A of the Code. If any payment due to a named executive officer is subject to a six-month delay pursuant to Section 409A of the Code, the Company will pay the named executive officer interest on such delayed payments.

Miscellaneous. The Company has agreed to indemnify each named executive officer to the fullest extent permitted by law against any claims or losses arising in connection with such officer’s service to the Company or any affiliate.

The following table sets forth the potential payments upon termination of the named executive officers as of December 31, 2009, assuming the termination event had taken place on December 31, 2009. The amounts shown include amounts earned through December 31, 2009, and are estimates of the amounts which would be paid out to the executives upon their termination following a termination event. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, and such amounts may be subject to renegotiation at the time of actual termination. The amounts shown for cash severance and bonus payments reflect base salaries in effect as of December 31, 2009. The amounts shown for accelerated vesting of equity incentive awards reflect the market price of shares of restricted stock that would vest upon termination, based upon the closing price of our common stock on December 31, 2009. The exercise prices of all stock options that would be accelerated upon termination were greater than the closing price of our Common Stock at December 31, 2009. The amounts shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and vacation pay and distributions of plan balances under the DDi Corp. 401(k) plan. The named executive officers are not entitled to any severance benefits upon involuntary termination for cause or voluntary termination without good reason.

Name	Involuntary Termination without Cause or Voluntary Termination for Good Reason Before Change in Control	Involuntary Termination without Cause or Voluntary Termination for Good Reason After Change in Control	Death or Disability
Mr. Williams
Cash Severance	$750,000	$750,000	—
Bonus Payment	$1,125,000	$1,125,000	$375,000
Medical/Welfare Benefits	$40,000	$40,000	—
Number of Restricted Shares Accelerated	86,668	86,668	—
Value of Acceleration of Stock Options	$—	$—	$—
Total	$1,915,000	$1,915,000	$375,000

Mr. Mathews
Cash Severance	$275,000	$275,000	—
Bonus	$137,500	$137,500	$137,500
Medical/Welfare Benefits	$20,000	$20,000	—
Number of Restricted Shares Accelerated	26,667	46,667	—
Value of Acceleration of Stock Options	$—	$—	—
Total	$432,500	$432,500	$137,500

Mr. Barnes
Cash Severance	$250,000	$250,000	—
Bonus	$150,000	$150,000	$150,000
Medical/Welfare Benefits	$20,000	$20,000	—
Number of Restricted Shares Accelerated	26,667	46,667	—
Value of Acceleration of Stock Options	—	—	—
Total	$420,000	$420,000	$150,000

Separation Agreement with Sally Edwards

On October 16, 2009, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Sally Edwards, the Company’s former Chief Financial Officer. Pursuant to the Separation Agreement, Ms. Edwards (a) will receive severance payments of $250,000 equal to twelve (12) months of Ms. Edwards’s base salary; (b) was eligible to receive a pro rata portion of her bonus under the 2009 Senior Management Bonus Program; and (c) will retain insurance coverage under COBRA through October 31, 2010. In addition, the Company accelerated the vesting of the following unvested restricted share awards granted to Ms. Edwards under the Company’s 2005 Stock Incentive Plan that would have vested during the severance period: (i) 13,333 restricted share units scheduled to vest on October 28, 2009 and (ii) 6,667 shares scheduled to vest on December 4, 2009.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Transactions with Related Persons, Promoters and Certain Control Persons

The Company had no related party transactions since the beginning of 2009 and there are no currently proposed transactions. Related party transactions are transaction in excess of $120,000 involving the Company and its subsidiaries and related persons. Related persons include the Company’s directors, director nominees and executive officers since the beginning of the Company’s last fiscal year, beneficial owners of greater than 5% of any class of the Company’s voting securities and members of their respective immediate Family, as defined in the SEC’s rules.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee charter provides that the Audit Committee shall review and approve all related party transactions. We have a number of policies, procedures and practices that relate to the identification, review and approval of related party transactions. In accordance with our Corporate Governance Guidelines, our Board reviews on an annual basis all related party transactions (transactions involving our directors and executive officers or their immediate family members) that each director and executive officer has with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. We are not aware of any transactions between us and any stockholder owning greater than 5% of our Common Stock, but if any transaction were to arise, it would be, pursuant to the Audit Committee charter, be reviewed by that committee. Following such annual review, transactions involving our directors are disclosed and reviewed by the Board in its assessment of our director’s independence.

Our Code of Business Conduct and Ethics requires all employees to avoid any situation that involves conflict with their duty to, or with any interest of, the Company to avoid actual or apparent conflicts of interest in personnel and professional relationships.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities of DDi Corp. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, we believe that during 2009, all executive officers, directors and greater-than-ten-percent beneficial owners complied with the reporting requirements of Section 16(a), except for Steven C. Schlepp, one of the Company’s directors, who filed a late Form 4 in August 2009 in connection with a sale of common stock in March 2009.

SUBMISSION OF STOCKHOLDER PROPOSALS

AND DIRECTOR NOMINATIONS FOR THE 2011 ANNUAL MEETING

Nominations for Directors for the 2011 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or (b) any stockholder who (i) will be entitled to vote for the election of directors at the annual meeting and (ii) complies with the notice procedures set forth in the Nomination Bylaw. Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not more than 90 days nor less than 60 days prior to the first anniversary of the date of the Company’s immediately preceding the annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date that is not within 30 calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was held, to be timely, notice by the stockholder must be so received at the Company’s principal executive offices at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

To be effective, the written notice must include: (a) as to each person, if any, whom the stockholder intends to nominate for election or reelection as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the number of shares of stock of the Company which are beneficially owned by such person, and any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice, (i) the name and address of the stockholder proposing such nomination, as he/she appears on the Company’s books, and (ii) the class and number of shares of the Company which are beneficially owned by the stockholder.

Under the Nomination Bylaw, in order to be timely for the 2011 Annual Meeting, a stockholder’s notice regarding a director nomination must be delivered to or mailed and received at the Company’s principal executive offices not earlier than February 10, 2011 and not later than March 12, 2011.

Stockholder Proposals for the 2011 Annual Meeting

Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

To be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the anniversary of the date of the Company’s immediately preceding the annual meeting of stockholders; provided, however, that in the event the annual meeting is not held within 30 calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was held, to be timely, notice by the stockholder must be so received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. Under the Stockholder Proposal Bylaw, in order to be timely for the 2011 Annual Meeting, a stockholder’s notice regarding a proposal must be delivered to or mailed and received at the Company’s principal executive offices not earlier than February 10, 2011 and not later than March 12, 2011.

To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent of a stockholder proposal.

Stockholder Proposal for Inclusion in Proxy Statement for the 2011 Annual Meeting

If you want us to consider including a proposal in the Company’s proxy materials relating to the 2011 Annual Meeting in accordance with SEC Rule 14a-8, you must submit such proposal to the Company no later than December 17, 2010. If such proposal is in compliance with all of the requirements of Rule 14a-8, and not otherwise excludable under Rule 14a-8, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. You should direct any such stockholder proposal to the attention of the Secretary of the Company at our address set forth on the first page of this Proxy Statement.

AVAILABILITY OF ANNUAL REPORT

You may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but the Company will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to the Company at the Company’s address set forth on the first page of this Proxy Statement, attention: Kurt E. Scheuerman, Corporate Secretary. This Proxy Statement and our 2009 Annual Report may also be viewed on the Internet at www.ddiglobal.com.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, that might incorporate all or portions of our filings, including this Proxy Statement, with the SEC, in whole or in part, the Audit Committee Report and the Compensation Committee Report contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Exchange Act.

By Order of the Board of Directors,

Kurt E. Scheuerman
Corporate Secretary

Anaheim, California

April 16, 2010

PROXY	PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

DDI CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of DDi Corp., a Delaware corporation (the “Company”), hereby appoints Mikel H. Williams and Kurt E. Scheuerman, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 11, 2010, and at any and all adjournments or postponements thereof (the “Meeting”), to vote all shares of the common stock of the Company held of record by the undersigned on March 26, 2010, which the undersigned would be entitled to vote if personally present at the Meeting, as indicated on the reverse side of this card, and to vote in their discretion on any other matters that may come before the Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE.

To ensure timely receipt of your proxy and to help the Company reduce costs, you are encouraged to submit your proxy by Internet or by telephone: simply follow the instructions on the reverse side of this card.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

FOLD AND DETACH HERE

THE LISTED NOMINEES AND THE LISTED PROPOSAL (THE “RATIFICATION PROPOSAL”)] HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED AND “FOR” THE RATIFICATION PROPOSAL.			Please mark here for Address Change or Comments. See Reverse Side

☐

1. ELECTION OF DIRECTORS:	For All	Withhold All	For All Except as Indicated to the Contrary

Nominees for election to the Board of Directors:	☐	☐	☐
01 Robert J. Amman
02 Jay B. Hunt
03 Andrew E. Lietz
04 Bryant R. Riley
05 Steven C. Schlepp
06 Carl R. Vertuca Jr.
07 Mikel H. Williams

(INSTRUCTIONS: To withhold authority to vote for any Nominee(s), write the nominee’s name(s) on the space provided below.)

2. RATIFICATION PROPOSAL:	For	Against	Abstain

	☐	☐	☐

Proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010.

Whether or not direction is made, each of the proxies is authorized to vote in his discretion upon such other business as may properly come before the Meeting.

☐ I plan to attend the Meeting

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date:
Signature

Date:
Signature

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone proxy submission is available through 11:59 PM Eastern Time the day prior to annual meeting day

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,

signed and returned your proxy card.

Internet http://www.proxyvoting.com/ddic Use the Internet to submit your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to submit your proxy. Have your proxy card in hand when you call.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To submit your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

DDi Corp.’s Proxy Statement and its 2009 Annual Report may be viewed online at www.ddiglobal.com.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials,

investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect®

at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.